SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 16, 2009

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

(727) 934-3448
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Teaming Agreement

On November 16, 2009, MagneGas Corporation (the “Company”), entered into a Strategic Alliance Agreement (“SAA”) with United Arab Emirates (“UAE”) based United Gas Company (“Unigas”). The parties entered into the SAA in order to replace existing UAE and Dubai metal working fuel sales with MagneGas. Unigas is a fuel distributor in the UAE and has identified Magnegas as a potential green fuel replacement for Acetylene and other metal working fuels.

The alliance will focus on selling Plasma Arc Flow equipment to convert sewage and other liquid waste to irrigation water and fuel for the UAE region. Responsibilities of Strategic Alliance:

1) The Company will provide technical know-how and related support regarding the Magnegas Technology, its byproducts and use thereof.

2) Unigas will provide the local promotional and analysis to determine the best method for entering the market profitability.

The Company and Unigas can withdraw from this agreement at any time.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits:
	NUMBER	EXHIBIT
	10.1	Strategic Alliance Agreement
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MagneGas Corporation

Dated: November 18, 2009	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer